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                               FIRST AMENDMENT TO THE
                           COMMON STOCK PURCHASE WARRANT


     This First Amendment to the Common Stock Purchase Warrant (the "Amendment") is entered into as of September 27, 1999 by and between The SK Equity Fund, L.P. (the "Holder") and Charlotte Russe Holding, Inc. (the "Company").

     WHEREAS, that certain Common Stock Purchase Warrant dated as of September 27, 1996 (the "Warrant") failed to accurately reflect the antidilution provisions agreed to by the parties; and

     WHEREAS, the parties to the Warrant wish to amend certain provisions of the Warrant to reflect the original intent of the parties with respect to such antidilution provisions and to reflect subsequent changes agreed by the parties.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 7.3(a) of the Warrant is hereby amended by substituting 9.41% for 2% each time the latter appears in such Section.

     2. Section 7.3(b) of the Warrant is hereby amended to read in its entirety as follows:

          "(b) If at any time prior to the consummation of the Initial Public Offering (as defined in the Securityholders Rights Agreement dated as of September 27, 1996 among Charlotte Russe Holding, Inc., a Delaware corporation, The SK Equity Fund, L.P., SK Investment Fund, L.P., Bernard Zeichner and FSC Corp.) the Company shall issue any shares of Capital Stock pursuant to the exercise of awards granted under an employee stock option plan, then the Warrant Stock deliverable in connection with the exercise or conversion of this Warrant will be increased by an amount equal to 9.41% of such shares of Capital Stock."

     3. This Amendment may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, including counterparts transmitted by facsimile, but all of which taken together shall constitute one and the same agreement. This Amendment shall be effective when signed by the Company and the Holder.

     4. On and after the date hereof, each reference in the Warrant to the "Warrant" shall mean the Warrant as amended hereby. Except as specifically amended above, the Warrant shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver

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of any right, power or remedy of any party hereto, nor constitute a waiver of any provision of the Warrant.


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     IN WITNESS HEREOF, the parties have entered into this Amendment as of the date first written above.



                                   CHARLOTTE RUSSE HOLDING, INC.


                                   By: /s/ Bernard Zeichner
                                       ------------------------------------
                                   Bernard Zeichner
                                   Chief Executive Officer, President &
                                   Director


                                   THE SK EQUITY FUND, L.P.
                                   By:  SKM Partners, L.P.,
                                        as general partner



                                   /s/ Allan Karp
                                   ----------------------------------------
                                   Allan Karp, as general partner


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